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Exhibit 23.2

[LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to the references to Lee Keeling as an expert, its reserve reports at December 31, 2002 and to information depicted in the Annual Report on Form 10-K for the year ended December 31, 2002 for EXCO Resources, Inc., a Texas corporation, that was derived from our reserve reports. Lee Keeling also consents to the references to Lee Keeling as an expert, its reserve reports at December 31, 2002 and to information depicted in the Annual Report on Form 10-K for the year ended December 31, 2002 for EXCO Resources, Inc., a Texas corporation, that was derived from our reserve reports for incorporation by reference in the Registration Statement Form S-2/A on Form S-3 (No. 333-49135) and related Prospectus, the Registration Statement Form S-3 (No. 333-60462) and related Prospectus, the Registration Statement Form S-3 (No. 333-70342) and related Prospectus, and Registration Statement Form S-8 (No. 333-59596) and related Prospectus and Registration Statement Form S-8 (No. 333-64331) and related Prospectus.

LEE KEELING AND ASSOCIATES, INC.
	By:	/s/ KENNETH RENBERG Kenneth Renberg
Tulsa, Oklahoma March 25, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS